NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Fourth Quarter and Full Year 2023 Results

•Fourth quarter and full year GAAP EPS of $0.30 and $0.83 compared to $(0.19) and $0.90 from continuing operations in the prior year

•Fourth quarter and full year adjusted EPS of $0.52 and $2.36 exceeds guidance of $0.47 and $2.30 as a result of favorable sales as well as lower net interest expense

•Fourth quarter adjusted EPS increased 24% over the prior year pro forma adjusted EPS primarily driven by improved margins from positive portfolio mix, raw material deflation and cost reduction actions

•2024 full year adjusted EPS expected to range from $2.40 to $2.65 as destocking comes to an end and underlying demand starts to improve

CLEVELAND – February 14, 2024 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable materials solutions, today announced its fourth quarter and full year results for 2023. Fourth quarter and full year GAAP earnings per share (EPS) were $0.30 and $0.83, compared to $(0.19) and $0.90 from continuing operations in the prior year, respectively.

The company noted that fourth quarter 2023 GAAP EPS includes $0.06 of special items (see Attachment 3) and $0.16 of intangible amortization expense (see Attachment 1). Special items for the quarter were primarily related to adjustments to environmental reserves.

Fourth quarter and full year 2023 adjusted EPS were $0.52 and $2.36, respectively, exceeding previous guidance of $0.47 and $2.30.

“I'm pleased to finish the year with fourth quarter adjusted EPS of $0.52, reflecting an increase of 24% over the prior year," said Dr. Ashish Khandpur, President and Chief Executive Officer, Avient Corporation. "We delivered year-over-year earnings growth, much of which came from margin improvement in Europe and prudent cost control by our teams. Customer destocking was also less impactful during the quarter."

The company also noted that it finished the year with cash flow from operations of $202 million; excluding $104 million of taxes paid on the sale of the Distribution business, cash flow from operations was $306 million. Adjusted free cash flow for 2023 was $186 million, slightly ahead of expectations.

2024 Outlook

“In the first quarter, we expect demand to continue to improve in our two largest end markets, packaging and consumer, as destocking comes to an end and our sustainable solutions portfolio expands. In addition, demand for Dyneema® in defense applications is expected to be strong. Conversely, we continue to see destocking in healthcare and telecommunications as customers reduce inventory levels, and we expect weak demand in transportation and building & construction due to higher interest rates," said Jamie Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation. "Accordingly, we expect first quarter adjusted EPS of $0.68, up 8% from $0.63 in 2023."

Ms. Beggs continued, “For the full year, we are providing a range for adjusted EBITDA and adjusted EPS between $505 million and $535 million and $2.40 to $2.65, respectively. We anticipate demand strengthening as we progress through the year as destocking fully comes to an end, interest rates begin to abate and consumer sentiment improves.”

Dr. Khandpur added, "This provides an encouraging backdrop as we begin 2024. We believe there are significant opportunities for us to drive profitable organic revenue growth and innovation, leveraging our culture of strong customer focus and portfolio of differentiated technologies. I'm excited to be leading this next chapter for Avient and building upon the great foundation established during the company's transformative years."

Avient will provide additional details on its 2023 fourth quarter performance and 2024 outlook during its webcast scheduled for 8:00 a.m. Eastern Time on February 14, 2024.

Webcast Details

Avient will host a webcast on Wednesday, February 14, 2024 at 8:00 a.m. EST. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in numbers and personal PIN. This information is required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include adjusted EPS, adjusted operating income, adjusted gross margin, adjusted EBITDA, adjusted cash flow from operations and free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs, mark-to-market adjustments associated with benefit plans, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable materials solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Dyneema®, the world’s strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports
•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit https://www.avient.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; disruptions or inefficiencies in our supply chain, logistics, or operations; changes in laws and regulations in jurisdictions where we conduct business, including with respect to plastics and climate change; fluctuations in raw material prices, quality and supply, and in energy prices and supply; demand for our products and services; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; our ability to achieve strategic objectives and successfully integrate acquisitions, including the implementation of a cloud-based enterprise resource planning system, S/4HANA; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation, geopolitical conflicts and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Marketing and Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Sales	$719.0	$790.4	$3,142.8	$3,396.9
Operating income	43.1	0.4	196.8	243.3
Net income (loss) from continuing operations attributable to Avient shareholders	27.8	(17.0)	75.8	82.8
Diluted earnings (loss) per share from continuing operations attributable to Avient shareholders	$0.30	$(0.19)	$0.83	$0.90

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items and Attachment 7 for a summary of pro forma adjustments associated with the APM Acquisition.

	Three Months Ended December 31,
	2023		2022
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income (loss) from continuing operations attributable to Avient shareholders	$27.8	$0.30	$(17.0)	$(0.19)
Special items, after tax (Attachment 3)	5.4	0.06	38.3	0.42
Amortization expense, after-tax	15.0	0.16	14.6	0.16
Adjusted net income / EPS	$48.2	$0.52	$35.9	$0.39
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Year Ended December 31,
	2023		2022
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income from continuing operations attributable to Avient shareholders	$75.8	$0.83	$82.8	$0.90
Special items, after tax (Attachment 3)	79.3	0.86	116.2	1.26
Amortization expense, after-tax	61.5	0.67	49.0	0.53
Adjusted net income / EPS	$216.6	$2.36	$248.0	$2.69

(1) Per share amounts may not recalculate from figures presented herein due to rounding

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Sales	$719.0	$790.4	$3,142.8	$3,396.9
Cost of sales	510.1	618.4	2,250.3	2,514.2
Gross margin	208.9	172.0	892.5	882.7
Selling and administrative expense	165.8	171.6	695.7	639.4
Operating income	43.1	0.4	196.8	243.3
Interest expense, net	(26.8)	(49.4)	(115.3)	(119.8)
Other income (expense), net	4.3	(28.4)	5.8	(59.7)
Income (loss) from continuing operations before income taxes	20.6	(77.4)	87.3	63.8
Income tax benefit (expense)	7.0	60.8	(11.0)	19.3
Net income (loss) from continuing operations	27.6	(16.6)	76.3	83.1
Income (loss) from discontinued operations, net of income taxes	0.8	561.5	(0.1)	620.3
Net income	28.4	544.9	76.2	703.4
Net loss (income) attributable to noncontrolling interests	0.2	(0.4)	(0.5)	(0.3)
Net income attributable to Avient common shareholders	$28.6	$544.5	$75.7	$703.1

Earnings (loss) per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.30	$(0.19)	$0.83	$0.91
Discontinued operations	0.01	6.17	—	6.80
Total	$0.31	$5.98	$0.83	$7.71

Earnings (loss) per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.30	$(0.19)	$0.83	$0.90
Discontinued operations	0.01	6.17	—	6.73
Total	$0.31	$5.98	$0.83	$7.63

Cash dividends declared per share of common stock	$0.2575	$0.2475	$1.0000	$0.9600

Weighted-average shares used to compute earnings per common share:
Basic	91.2	91.0	91.1	91.2
Diluted	91.9	91.0	91.8	92.2

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of sales:
Restructuring costs, including accelerated depreciation	$(2.0)	$(21.3)	$(11.9)	$(31.1)
Environmental remediation costs	(17.2)	(0.4)	(69.7)	(24.2)
Reimbursement of previously incurred environmental costs	1.6	—	1.6	8.3
Acquisition related costs	—	(23.8)	—	(34.1)
Impact on cost of sales	(17.6)	(45.5)	(80.0)	(81.1)

Selling and administrative expense:
Restructuring and employee separation costs	(1.1)	(4.3)	(14.9)	(5.3)
Legal and other	(6.1)	(4.0)	(15.2)	(3.0)
Acquisition related costs	(1.3)	(6.1)	(5.9)	(19.3)
Impact on selling and administrative expense	(8.5)	(14.4)	(36.0)	(27.6)

Impact on operating income	(26.1)	(59.9)	(116.0)	(108.7)

Interest expense, net - financing costs	(0.1)	(16.0)	(2.3)	(26.0)

Mark-to-market on derivatives	—	—	—	(30.9)
Pension and post retirement mark-to-market adjustment and other	3.8	(28.4)	3.7	(28.4)
Impact on other income (expense), net	3.8	(28.4)	3.7	(59.3)

Impact on income from continuing operations before income taxes	(22.4)	(104.3)	(114.6)	(194.0)
Income tax benefit on above special items	4.5	26.8	27.7	49.4
Tax adjustments(2)	12.5	39.2	7.6	28.4
Impact of special items on net income from continuing operations	$(5.4)	$(38.3)	$(79.3)	$(116.2)

Diluted earnings per common share impact	$(0.06)	$(0.42)	$(0.86)	$(1.26)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.9	91.7	91.8	92.2

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items, adjustments to uncertain tax position reserves and the establishment, reversal or changes to valuation allowances.

Special items (1)	Three Months Ended March 31,
2023
Cost of sales:
Restructuring costs, including accelerated depreciation	$(6.6)
Environmental remediation costs	(1.4)
Impact on cost of sales	(8.0)

Selling and administrative expense:
Restructuring and employee separation costs	(11.3)
Legal and other	(4.4)
Acquisition related costs	(3.4)
Impact on selling and administrative expense	(19.1)

Impact on operating income	(27.1)

Other loss	(0.2)

Impact on income from continuing operations before income taxes	(27.3)
Income tax expense on above special items	6.9
Tax adjustments(2)	(1.9)
Impact of special items on net income from continuing operations	$(22.3)

Diluted earnings per common share impact	$(0.24)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items, adjustments to uncertain tax position reserves and the establishment, reversal or changes to valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	Year Ended December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$545.8	$641.1
Accounts receivable, net	399.9	440.6
Inventories, net	347.0	372.7
Other current assets	114.9	115.3
Total current assets	1,407.6	1,569.7
Property, net	1,028.9	1,049.2
Goodwill	1,719.3	1,671.9
Intangible assets, net	1,590.8	1,597.6
Operating lease assets, net	65.3	60.4
Other non-current assets	156.6	136.2
Total assets	$5,968.5	$6,085.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$9.5	$2.2
Accounts payable	432.3	454.4
Current operating lease obligations	16.6	17.0
Accrued expenses and other current liabilities	315.2	395.8
Total current liabilities	773.6	869.4
Non-current liabilities:
Long-term debt	2,070.5	2,176.7
Pension and other post-retirement benefits	67.2	67.2
Deferred income taxes	281.6	342.5
Non-current operating lease obligations	43.2	40.9
Other non-current liabilities	394.4	235.5
Total non-current liabilities	2,856.9	2,862.8
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,319.2	2,334.5
Noncontrolling interest	18.8	18.3
Total equity	2,338.0	2,352.8
Total liabilities and equity	$5,968.5	$6,085.0

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2023	2022
Operating activities
Net income	$76.2	$703.4
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of business, net of tax expense	—	(550.1)
Depreciation and amortization	186.9	157.6
Accelerated depreciation	1.9	5.5
Amortization of inventory step-up	—	34.4
Deferred income tax (benefit) expense	(61.3)	0.5
Share-based compensation expense	13.2	13.2
Changes in assets and liabilities, net of the effect of acquisitions:
Decrease in accounts receivable	38.6	32.6
Decrease in inventories	24.3	14.0
(Decrease) increase in accounts payable	(22.2)	10.7
(Decrease) increase in pension and other post-retirement benefits	(15.1)	7.1
Taxes paid on gain on sale of business	(104.1)	(2.8)
Accrued expenses and other assets and liabilities, net	63.2	(27.7)
Net cash provided by operating activities	201.6	398.4
Investing activities
Capital expenditures	(119.4)	(105.5)
Business acquisitions, net of cash acquired	—	(1,426.1)
Settlement of foreign exchange derivatives	—	93.3
Net proceeds from divestiture	7.3	928.2
Proceeds from plant closures	7.6	6.1
Other investing activities	10.3	—
Net cash used by investing activities	(94.2)	(504.0)
Financing activities
Debt offering proceeds	—	1,300.0
Purchase of common shares for treasury	—	(36.4)
Cash dividends paid	(90.2)	(86.8)
Repayment of long-term debt	(105.8)	(956.8)
Payments on withholding tax on share awards	(3.4)	(4.3)
Debt financing costs	(2.3)	(49.3)
Net cash (used) provided by financing activities	(201.7)	166.4
Effect of exchange rate changes on cash	(1.0)	(20.9)
(Decrease) increase in cash and cash equivalents	(95.3)	39.9
Cash and cash equivalents at beginning of year	641.1	601.2
Cash and cash equivalents at end of year	$545.8	$641.1

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Sales:
Color, Additives and Inks	$459.4	$490.8	$2,007.4	$2,355.0
Specialty Engineered Materials	259.8	300.8	1,138.2	1,044.4
Corporate	(0.2)	(1.2)	(2.8)	(2.5)
Sales	$719.0	$790.4	$3,142.8	$3,396.9

Gross margin:
Color, Additives and Inks	$148.3	$134.5	$631.2	$681.3
Specialty Engineered Materials	78.1	82.4	341.8	283.7
Corporate	(17.5)	(44.9)	(80.5)	(82.3)
Gross margin	$208.9	$172.0	$892.5	$882.7

Selling and administrative expense:
Color, Additives and Inks	$86.5	$90.2	$371.3	$380.3
Specialty Engineered Materials	48.7	47.2	199.3	143.6
Corporate	30.6	34.2	125.1	115.5
Selling and administrative expense	$165.8	$171.6	$695.7	$639.4

Operating income:
Color, Additives and Inks	$61.8	$44.3	$259.9	$301.0
Specialty Engineered Materials	29.4	35.2	142.5	140.1
Corporate	(48.1)	(79.1)	(205.6)	(197.8)
Operating income	$43.1	$0.4	$196.8	$243.3

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2023	2022	2023	2022

Sales	$719.0	$790.4	$3,142.8	$3,396.9

Gross margin - GAAP	208.9	172.0	892.5	882.7
Special items in gross margin (Attachment 3)	17.6	45.5	80.0	81.1
Adjusted gross margin	$226.5	$217.5	$972.5	$963.8

Adjusted gross margin as a percent of sales	31.5%	27.5%	30.9%	28.4%

Operating income - GAAP	43.1	0.4	196.8	243.3
Special items in operating income (Attachment 3)	26.1	59.9	116.0	108.7
Adjusted operating income	$69.2	$60.3	$312.8	$352.0

Adjusted operating income as a percent of sales	9.6%	7.6%	10.0%	10.4%

The following pro forma adjustments are referenced by management to provide comparable business performance by incorporating the APM business in periods prior to the acquisition date (September 1, 2022). Financial information referenced here is provided to aid in reconciling back to the most comparable GAAP figures.

	Three Months Ended	Year Ended
Reconciliation of Pro Forma Adjusted Earnings per Share	December 31, 2022
Net (loss) income from continuing operations attributable to Avient shareholders	$(17.0)	$82.8
Special items, after tax (Attachment 3)	38.3	116.2
Amortization expense, after-tax (Attachment 1)	14.6	49.0
Adjusted net income from continuing operations excluding special items	35.9	248.0
APM pro forma adjustments to net income from continuing operations*	2.5	13.6
APM amortization expense, after tax*	—	19.1
Pro forma adjusted net income from continuing operations attributable to Avient shareholders	$38.4	$280.7

Weighted average diluted shares	91.7	92.2

Pro forma adjusted EPS - excluding special items	$0.42	$3.04
* Pro forma adjustment for January - August 2022 APM results (period before Avient ownership) including the impacts of debt financing and prepayments on net income from continuing operations.

Free Cash Flow Calculation	December 31, 2023
Cash provided by operating activities	$201.6
Taxes paid on gain on sale of business	104.1
Adjusted cash provided by operating activities	$305.7
Capital expenditures	$(119.4)
Free cash flow	$186.3

	Three Months Ended March 31, 2023
Reconciliation to Condensed Consolidated Statements of Income	$	EPS

Net income from continuing operations attributable to Avient shareholders	$20.8	$0.23
Special items, after tax	22.3	0.24
Amortization expense, after-tax	15.1	0.16
Adjusted net income / EPS	$58.2	$0.63

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to EBITDA and Pro Forma Adjusted EBITDA	2023	2022	2023	2022
Net income (loss) from continuing operations – GAAP	$27.6	$(16.6)	$76.3	$83.1
Income tax (benefit) expense	(7.0)	(60.8)	11.0	(19.3)
Interest expense	26.8	49.4	115.3	119.8
Depreciation and amortization from continuing operations	44.2	48.6	188.8	162.5
EBITDA from continuing operations	$91.6	$20.6	$391.4	$346.1
Special items, before tax	22.4	104.3	114.6	194.0
Interest expense included in special items	(0.1)	(16.0)	(2.3)	(26.0)
Depreciation and amortization included in special items	—	(1.5)	(1.9)	(5.5)
Adjusted EBITDA	$113.9	$107.4	$501.8	$508.6
APM pro forma adjustments - 8 months 2022*	—	—	—	83.1
Pro forma adjusted EBITDA	$113.9	$107.4	$501.8	$591.7
* Pro forma adjustment for January - August 2022 APM results (period before Avient ownership).